EXHIBIT 10.82

[***] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS

JOINT DEVELOPMENT AGREEMENT

Between

DATANG MOBILE COMMUNICATIONS
EQUIPMENT CO., LTD

And

UTStarcom (China) Co., Ltd.

CONTENTS

Article 1                 Definitions

Article 2                 Scope

Article 3                 Management

Article 4                 Funding, Resources And Facilities

Article 5                 Deliverables

Article 6                 Project Schedule

Article 7                 OEM

Article 8                 Ownership Of Intellectual Property

Article 9                 Licenses

Article 10               Responsibilities

Article 11               Support

Article 12               Record Keeping And Reporting

Article 13               Warranties

Article 14               Claims Of Infringement

Article 15               Limitation Of Liability

Article 16               Confidentiality

Article 17               Term

Article 18               Termination

Article 19               No Agency

Article 20               Publicity

Article 21               Force Majeure

Article 22               Resolution of Disputes

Article 23               Assignment

Article 24               Amendment

Article 25               Governing Law

Article 26               Severability

Article 27               Notice

Article 28               Entire Agreement

Article 29               Languages

Article 30               Solicitation of Employees

JOINT DEVELOPMENT AGREEMENT

THIS AGREEMENT made as of the 22nd day of November, 2002 (hereinafter the “Effective Date”).

BY AND BETWEEN:

DATANG MOBILE COMMUNICATIONS EQUIPMENT CO., LTD., having its registered office at 40, Xue Yuan road, Beijing, the People’s Republic of China (hereinafter collectively and individually referred to as “Datang”)

AND:

UTStarcom (China) Co., Ltd, having its office at 11th Floor, CNT Manhattan Building No.  6, Chao Yang Men Bei Da Jie St. Dong Cheng Dist. Beijing 100027, PRC. (hereinafter collectively and individually referred to as “UT”)

WHEREAS Datang and UT wish to co-operate with each other and jointly develop TD-SCDMA System Products;

NOW THEREFORE, in consideration of the mutual promises contained herein, the Parties agree as follows:

ARTICLE 1.  DEFINITIONS

1)              The following capitalized terms, and other capitalized terms defined elsewhere in this Agreement, will have the meanings ascribed thereto wherever used in this Agreement:

a)              “Background IPR” means any Intellectual Property Rights of a Party conceived, created, developed, or reduced to practice prior to, or independently of, any work performed pursuant to this Agreement.

b)             “Background Technology” means any Technology of a Party conceived, created, developed, or reduced to practice prior to, or independently of, any work performed pursuant to this Agreement.

c)              “Business Day” means any of Monday, Tuesday, Wednesday, Thursday or Friday, excluding any statutory holiday in PRC;

d)             “Confidential Information” means any business, marketing, technical, scientific or other information disclosed by any Party which, at the time of disclosure, is designated as confidential or proprietary (or like designation), is disclosed in circumstances of confidence, or would be understood by the Parties, exercising reasonable business judgment, to be confidential.  Confidential Information includes, without limitation, all Background IPR, Background Technology, and the terms and conditions of this Agreement.

e)              “Deliverables” means those tangible items that are to be delivered to a Party during or at the completion of a Project, including functional or interface specifications, product requirements, service or network architecture plans and tangible embodiments of Technology.  A Project may have more than one Deliverable.

f)                “Documentation” means the documentation as specified in a Project.

g)             “Intellectual Property Rights” or “IPR” shall mean all intellectual property rights, including without limitation, any rights in any invention, patent, discovery, improvement, know-how, utility model, trade-mark, copyright, industrial design or mask work, integrated circuit topography, trade secret and all rights of whatsoever nature in computer software and data, Confidential Information, and all intangible rights or privileges of a nature similar to any of the foregoing, including in every case in any part of the world and whether or not registered, and shall include all rights in any applications and granted registrations for any of the foregoing.

h)             “Joint IPR” means the Intellectual Property Rights mutually identified by the Parties in a Project as Joint IPR and conceived, created, developed, or reduced to practice in a Project pursuant to this Agreement.

i)                 “Joint Technology” means the technology mutually identified by the Parties in a Project as Joint Technology and conceived, created, developed or reduced to practice in a Project pursuant to this Agreement.

j)                 “Licensee” means the Party to which a license has been granted pursuant to this Agreement.

k)              “Licensor” means to Party which has granted a license pursuant to this Agreement.

l)                 “Party” means either Datang or UT.

m)           “Parties” means Datang and UT.

n)             “PRC” means the People’s Republic of China and includes the Special Administrative Regions of Hong Kong and Macau, and Taiwan.

o)             “Products” means UT TD-SCDMA RNC and Datang’s TD-SCDMA Node B and RRM module.

p)             “Project” means the research and development to be performed by either Party, or by the Parties jointly, as described in an executed Project schedule.

q)             “Project schedule” means a document referencing this Agreement and containing, in substance, the information relating to the Project required by Article 2 hereof.

r)                “Proprietary IPR” means the Intellectual Property Rights conceived, created, developed, or reduced to practice in by a Party individually and owned by such Party;

s)              “Proprietary Technology” means the Technology conceived, created, developed or reduced to practice in by a Party individually and owned by such Party;

t)                “Software” means computer software.  Except as otherwise specified or granted hereunder, Software shall include both Source Code and Object Code.

u)             “Source Code” means the code in human-readable form.

v)             “Specifications” means the features and functional capability of a Deliverable.

w)           “Subsidiary” means any corporation or other legal entity in which a Party directly or indirectly owns or controls, and continues to own or control, fifty percent (50%) or more of the voting stock or shares.

x)               “Technical Information” means all drawings, schematics, formulae, specifications, designs, concepts, diagrams, processes, procedures, protocols, parameters, engineering details, functional descriptions, layouts, architectural models, invention disclosures, data and database content, or other technical or scientific documentation, including bills of materials, component supplier lists, manuals, and other information (in any form communicated or mediated) to the extent it exclusively relates to the Software, Hardware and provided by one Party to the other Party, but other than the Source Code, Object Code, and associated software documentation.

y)             “Trademarks” means all registered and unregistered trademarks, service marks, trade names , business names, brand names, product names, distinguishing guises, trade dress, network identifiers, domain names and any other indicators of origin, whether registered or unregistered, in every part of the world, and any and all applications or registrations, and any and all rights whatsoever, for any of the foregoing, belonging to either Party.

z)               “Third Party IPR” shall mean any Intellectual Property Rights, including software programs, owned by a third person.

2)              The insertion of headings herein and the division of this Agreement into articles and sections are for convenience of reference only and shall not affect the interpretation hereof.  The words “hereof”, “hereunder” and similar expressions refer to this Agreement and not any particular section hereof; “article”, “section”, and “subsection” mean and refer to the specified article, section or subsection of this Agreement.

ARTICLE 2.  SCOPE

1)              In order to reduce time to market for a TD-SCDMA solution, UT and Datang have agreed to work together to provide a TD-SCDMA solution, including core network, RNC and Node B as described in Annex I.

2)              UT and Datang will jointly develop TD-SCDMA RNC with the capability defined in Annex IV based on UT's WCDMA RNC.  In particular, Datang will be responsible for the development of the TD-SCDMA RNC RRM module.

3)              Datang and UT will provide corresponding expertise to the other Party for the joint development of the RNC.

4)              Datang will provide the TD-SCDMA Node B and UE Simulator (UE-SIM) for integration and testing.

5)              UT will provide the TD-SCDMA core network for integration and testing.  This TD-SCDMA core network will be based on UT's W-CDMA core network.

6)              Both parties will join effort to specify the TD-SCDMA lub interface and Datang will be the prime for the specification of the lub interface.

7)              Both parties will join effort to specify the TD-SCDMA Uu high level interface and Datang will be the prime for the specification of the Uu interface.

8)              Both parties will join effort to specify the OAM interface of the TD-SCDMA Node B and Datang will be the prime for the specification of the Node B OAM.

9)              Both parties will join effort together to perform initial compatibility testing, including lub interface, necessary simulator or subsystem integrations for basic call process functionality testing, which will be located in [***].

10)        Both parties will join effort together to perform the whole TD-SCDMA system (including Core network, RNC, Node B and UE_SIM) integration test, which will be located in [***].

11)        Both parties will join effort together to perform the whole TD-SCDMA system field trial in internal and external site.

12)        Each Party on behalf of itself and its subsidiaries and affiliates agrees to work [***] with the other Party on Joint Development activities in respect of the RNC for the joint TD-SCDMA solution.

13)        All Projects undertaken by the Parties shall be governed by the terms of this Agreement.

ARTICLE 3.  MANAGEMENT

1)              Each party shall respectively appoint a project manager to be responsible for day to day management of the Project.

2)              The project managers shall be responsible for the following activities in respect of the applicable Project, together with such other activities as the Parties may agree:

a)              representing their respectively appointing parties in all development matters relating to such Project;

b)             resolution of all technical and operational disputes between the Parties with respect to the such Project (all such disputes that cannot be resolved by the Project Managers shall be submitted to each party’s high level management);

c)              submitting and receiving the Deliverables and other materials and documents required to be delivered for such Project under this Agreement;

d)             overseeing development Projects, acting on requests for minor changes to the Project and preparing proposals for major changes to such Projects for submission to the management;

e)              arranging any meetings to be held between the parties;

f)                maintaining, for record-keeping purposes, a log book or notes containing summaries of all material communications and deliveries between the two project managers; and

g)             implementing appropriate practices and procedures to assure the security of the items delivered under this Agreement.

ARTICLE 4.  FUNDING, RESOURCES AND FACILITIES

1)              Each Party will assign resources to the Project [***].  [***] expenses relating to the performance of its obligations under the Project, including without limitation, [***].

2)              Datang shall provide its premises in [***] for the development to be carried out by Datang.

3)              UT shall provide the premises in [***] for the development to be carried out by UT.

4)              Each Party shall provide or arrange for [***] for the development at its premises.

5)              Each Party shall permit the other Party’s designated development personnel access to such premises as required in each Project in accordance with agreed policies and procedures.

ARTICLE 5.  DELIVERABLES

1)              Each Party shall use [***] to provide all Deliverables for which it is responsible on or before the scheduled delivery date set forth in the Project schedule.

2)              Prior to delivery of any Deliverable, the supplying Party (“Supplier”) shall conduct tests to ensure that the Deliverable conforms to the Specifications.  Upon receipt of any Deliverable, the receiving Party (“Receiver”) shall conduct such tests, with the assistance of Supplier if requested by Receiver, to determine whether such Deliverable conforms to the Specifications.  Unless the tests reveal a non-conformity of the Deliverable to the Specifications, Receiver shall [***] provide a notice of acceptance of the Deliverable to the Supplier upon completion of the tests.

3)              In the event that Receiver fails to provide a notice describing any non-conformity to the Specifications within [***] Business Days from the date of the initial delivery of the Deliverable or within [***] Business Days of the date of any redelivery of the Deliverable, Supplier shall be entitled to provide Receiver with a notice specifying that unless Receiver has provided a notice of a deficiency within [***] Business Days of receipt of the notice, Receiver shall be deemed to have accepted the Deliverable.

4)              If the Deliverable does not conform to the Specifications, Receiver shall provide to Supplier a written description of the relevant part of the Specifications to which the Deliverable does not materially conform.  Within [***] Business Days of receiving said written description from Receiver, Supplier shall provide to Receiver a plan and date for correction of such nonconformities.  Supplier shall apply all commercially reasonable efforts to correct any such nonconformities according to the date in such plan.  Upon receipt of the corrected Deliverable, Receiver shall retest the Deliverable.

5)              If, for any reason other than a default by Receiver, a Deliverable has not been accepted within [***] Business Days of the originally scheduled delivery date, Receiver may reject the Deliverable.  Additionally, where Receiver has rejected any Deliverable, Receiver shall be entitled, by giving notice within [***] Business Days of such rejection, to terminate the Project to which the Deliverable related.

ARTICLE 6.  PROJECT SCHEDULE

Please see the ANNEX II.  The attached schedule is subject to change upon thirty (30) business days prior notice by either party to the other.  Such notice shall include the reason to change the schedule and the new proposed schedule.

ARTICLE 7.  OEM

1)              To maximize the market share of the Parties in the market, and if mutually deemed to be commercially reasonably by both Parties, the Parties would OEM each other’s products to provide the [***] solution.  [***] products are the RNC and the Core Network. [***] product is the Node B and RRM module.

2)              [***] would OEM the RNC and Core equipment to [***] for sale by [***].

3)              [***] will OEM the Node B and RRM module to [***] for sale by [***].

4)              The above-described OEM relationship between the Parties would be subject to the terms and conditions contained in a separate OEM agreement, which would be mutually negotiated by and agreed to by the Parties.

ARTICLE 8.  OWNERSHIP OF INTELLECTUAL PROPERTY

1)              Except for the rights expressly granted under this Agreement, each Party shall retain all right, title, and interest in and to such Party’s Background IPR, Background Technology, Proprietary IPR, Proprietary Technology and Trademarks.  Each Party reserves all rights not expressly granted herein, and any express reservations of rights set forth herein shall not be construed as limiting such reservation or conferring by implication, estoppel or otherwise any grant or license or other right under any patent or other right of intellectual property or confidential information other than those rights expressly set forth in this Agreement.

2)              Each Party shall retain ownership of all right, title and interest in and to any IPR and Technology (including Background Technology and Background IPR as described in Annex III, Proprietary IPR and Proprietary Technology) developments it creates other than IPR and Technology which have been identified to be Joint IPR and Joint Technology in a Project.

3)              Without limitation to the foregoing, each Party reserves all rights to continue to develop, manufacture, license and use such Party’s Background Technology, Background IPR, Proprietary Technology and Proprietary IPR as such Party, in its discretion, sees fit.  Each Party also reserves the right to license such Party’s Background Technology under such Background IPR, or Proprietary Technology under such Proprietary IPR, or rights thereunder, to other parties.

4)              Joint IPR and Joint Technology shall be identified in advance in Annex 1 as agreed between the Parties.

5)              Except as the Parties may otherwise agree in any Project schedule, the Parties agree that all Joint IPR and Joint Technology shall belong jointly to both Parties and each Party shall have the [***] right to practice and exploit such Joint IPR or Joint Technology, and without limitation, to [***] to the extent that it embodies such Joint IPR or Joint Technology anywhere in the world without any restriction or accounting to the other Party.  [***].

6)              Both Parties shall mutually agree upon the filing of applications and execution and delivery of any further documents that may be required in order to secure intellectual property rights, including but not limited to patent and copyright, in the Joint IPR and Joint Technology.

7)              While either Party may have the responsibility to file, prosecute and/or maintain patents, the filing, prosecuting or maintaining of such patents shall be at the sole discretion and judgment of that Party, and neither Party, nor their employees, agents or officers, shall have any responsibility or liability to the other party for any failure, mistake or error in the filing, prosecuting or maintaining of such patents.

8)              Each Party shall enforce its sublicense agreements with Contractors, Distributors, Suppliers or Customers as necessary to protect the other Party’s intellectual property rights or rights to Confidential Information.

9)              Copyright Notices.

a)              Licensee shall not remove or destroy any copyright or restricted rights notices affixed to any original media containing any Background Technology.  All copies of Background Technology made by or on behalf of Licensee shall either be labeled in the same manner as on the original media or in a manner substantially similar to the following:

Copyright [name of Licensor].  All Rights Reserved.

b)             All copies of Modified Source Code, and Modified Object Code made by or on behalf of Licensee shall either be labeled in the same manner as on the original media or in a manner substantially similar to the following:

Copyright [year(s)] [name of Licensee] and its licensors.  All Rights Reserved.

10)        Licensee shall mark all Licensee Products with a notation such as “Licensed under [Country] Patent No. _,___,___”, as applicable.  Licensee shall include such notations in all of its publicity (including but not limited to advertising, catalogues and brochures, and the like) describing Licensee Products.  Within [***] after notice, Licensee shall provide Licensor with a sample of all of such packaging and publicity (including but not limited to advertising, catalogues and brochures, and the like), to enable verification of such marking and notation.

ARTICLE 9.  LICENSES

1)              Subject to the terms and conditions of this Agreement, to the extent of its legal right to do so, Datang grants to UT a [***] license in, to and under the Datang Background IPR for [***] within the scope defined in Article 2 only.

2)              Subject to the terms and conditions of this Agreement, to the extent of its legal right to do so, UT grants to Datang a [***] license in, to and under the UT Background IPR for [***] within the scope defined in Article 2 only.

ARTICLE 10.  RESPONSIBILITIES

1)              In the event that regulatory approvals are required in the PRC for Node B, Datang shall, at its expense, initiate and complete the procedures necessary to obtain all such regulatory, telecommunications, safety and like approvals that are required in the PRC for the Products.  Datang shall process all necessary applications and forms, perform all necessary language translations to and from English, and assist in local testing.  Subject to nondisclosure terms, UT shall provide Datang with information and Products as may be required for the application and certification process.

2)              In the event that regulatory approvals are required in the PRC for RNC, UT shall, at its expense, initiate and complete the procedures necessary to obtain all such regulatory, telecommunications, safety and like approvals that are required in the PRC for the Products.  UT shall process all necessary applications and forms, perform all necessary language translations to and from

English, and assist in local testing.  Subject to nondisclosure terms, Datang shall provide UT with information and Products as may be required for the application and certification process.

ARTICLE 11.  SUPPORT

1)              Unless the applicable Project schedule specifies that technical assistance shall not be available in respect of any Deliverable, Supplier shall provide, upon request, technical assistance to facilitate Receiver’s use of the Deliverables.  Any such technical assistance shall be limited to that which is reasonable under the circumstances and shall be scheduled by Supplier to serve the needs of Receiver but not so as to inconvenience, or place irregular demands upon, the operations of Supplier.  Technical assistance may include training, consulting technical services of Supplier’s engineering, technical and research personnel, visits of such personnel to Receiver’s facilities, and visits of Receiver’s engineering, technical and research personnel to Supplier’s facilities.

ARTICLE 12.  RECORD KEEPING AND REPORTING

1)              Each Party shall maintain a record, including but not limited to copies of agreements addressing rights to use the software executed by the Customer, of its distribution of the Products for a period of 5 years in order to comply with the requirements imposed upon such Party by such Party’s suppliers of software and for both Parties protection in the event that products liability, copyright infringement, trade secret misappropriation, or intellectual property misuse claims related to the Products should arise.

ARTICLE 13.  WARRANTIES

[***]

ARTICLE 14.  CLAIMS OF INFRINGEMENT

1)              If a third party raises a claim of an infringement or alleged infringement of any PRC patent, copyright or other intellectual property right against a Party in connection with the Background Technology only as licensed hereunder and integrated into a Product, Licensor shall defend against or settle with such third party, and indemnify and protect Licensee from the damages and costs including reasonable attorney’s fee, if any, awarded in lawsuit directly attributable to such claim or any settlement thereof; provided that,

a)              Licensee shall inform Licensor immediately of such claim;

b)             Licensor has sole control of such defense and all negotiations for any settlement or compromise;

c)              Licensee shall not, of its own accord, admit or settle such claim;

d)             Licensee shall provide reasonable assistance to Licensor to ward off such claim;

e)              Licensee shall act only in accordance with written instructions of Licensor, which shall be received in a timely fashion; and

f)                Licensor shall have the right to give to Licensee, at Licensor’s option, a right to participate in and/or take over disputes, and/or to settle such claim.

g)             In case of a claim set forth in this Article, Licensor may, without any further liability and at its own cost and discretion, take one of the following:

i)                 acquire the right to use the necessary intellectual property right from the person or company entitled to dispose of such intellectual property right; or

ii)              replace or modify the Background Technology so as to become a non-infringing one;

2)              [***]

3)              In the excepted cases stated above, Licensee shall indemnify and hold Licensor harmless against any loss, cost, expense, damage, settlement or other liability, including, but not limited to, reasonable attorneys’ fees, which may be incurred by Licensor with respect to any action based on such a claim.

ARTICLE 15.  LIMITATION OF LIABILITY

1)              [***]

2)              [***]

3)              [***]

4)              Each Party shall (i) obtain a written agreement with its Customers which includes both warranty and [***] or (ii) failing to do so, [***].

ARTICLE 16.  CONFIDENTIALITY

1)              Each Party agrees, in the event it receives Confidential Information of the other Party to take all reasonable actions to protect and hold such information in confidence in order to prevent its disclosure to third parties, to use such Confidential Information only for those purposes contemplated under this Agreement, and to disclose Confidential Information only to its employees on a need-to-know basis.

2)              At all times during the term of the Agreement, both Parties shall perform all reasonably required security procedures at its facilities and in connection with its business activities in order to protect the Confidential Information of the other Party, including but not limited to, controlled access to the such Party’s facilities and/or installations, use of security badges by its employees, contractors and others while on the premises or installation sites, and confidentiality agreements with its employees and contractors and such other security standards and procedures as shall be reasonably necessary to ensure the protection and non-disclosure of Confidential Information.

3)              The obligations of each Party under this Article shall survive for three (3) years after the expiration or termination of this Agreement.  Notwithstanding the foregoing, neither Party shall be required to protect or hold in confidence any information which:

a)              is or becomes available to the public or to industry without the fault of the recipient;

b)             is subsequently rightfully received by the recipient from a third party without obligation of restriction on further disclosure; or

c)              is independently developed by the recipient as evidenced by its business records.

ARTICLE 17.  TERM

1)              This Agreement is valid for two (2) years from the effective date hereof.  Thereafter, the Agreement may be renewed each year for successive one (1) year periods by mutual written agreement of the Parties.

ARTICLE 18.  TERMINATION

1)              Either Party may at its option forthwith terminate this Agreement hereunder without payment of any compensation by giving a written notice thereof to the other Party, in the event of the happening of any of the following:

a)              Insolvency of the other Party;

b)             Filing of a voluntary petition in bankruptcy or for corporate reorganization or for any similar relief or passing a resolution for its winding-up or commencement of voluntary liquidation proceeding by the other Party;

c)              Filing of an involuntary petition in bankruptcy or for corporate reorganization or for any similar relief or commencement of involuntary liquidation proceeding against the other Party unless such petition or proceeding is set aside or withdrawn or ceases to be in effect within sixty (60) days from the date of such filing or comment;

d)             Appointment of receiver, trustee or liquidator with respect to any of the assets of the other Party;

e)              Execution by the other Party of an assignment for the benefit of its creditors under laws relating to bankruptcy, liquidation or insolvency;

f)                Transfer to or acquisition by a third party;

g)             Any substantial or important change in the ownership, control or management of the other Party;

h)             Any unauthorized sale of Products outside of the conditions set forth in this Agreement; or

i)                 Failure to correct or cure any material breach by the other Party of any covenant or obligation under this Agreement and/or individual sales contracts hereunder within thirty (30) days after receipt by the other Party of a written notice from such Party specifying such breach;

j)                 Occurrence of the following circumstances make this agreement unnecessary, 1) “Chinese government announces to abandon TD-SCDMA; 2) the other party’s development work cumulatively delay four (4) months or more than four (4) months according to the project schedule in Article 6.

2)              Any expiration or earlier termination of the Agreement does not release modify or alter any of the obligations of the Parties which accrued prior to such expiration or termination.  Any provision of this Agreement which by its content is intended to survive expiration or termination shall so survive.

ARTICLE 19.  NO AGENCY

1)              No agency, partnership, joint venture or employment relationship is or shall be created by virtue of this Agreement.

ARTICLE 20.  PUBLICITY

1)              Neither Party shall use the name of the other Party in any advertising, public relations or media release without the prior written consent of such other Party.

ARTICLE 21.  FORCE MAJEURE

1)              For the purpose of this Agreement, the force majeure shall mean the circumstances of earthquake, typhoon, floods, fire and war and any objective circumstance which is unforeseeable, unavoidable and insurmountable.

2)              A Party who is unable to perform the Agreement or unable to fully perform the Agreement due to force majeure, shall notify the other Party within [***] after the event of force majeure occurs and provide the certificate notarized by the local Notary Public within [***] after the event of force majeure occurs.

3)              A Party who is unable to perform the Agreement due to force majeure is exempted from liability in part or in whole in light of the impact of the event of force majeure, except otherwise provided by law.

4)              Where an event of force majeure occurred after the Party’s delay in performance, it is not exempted from liability.

5)              In the event that the performance under this Agreement is prevented for a continuous period of [***] or longer by any of the events of force majeure, either Party shall have the right to terminate the Agreement by sending a written notice to the other Party.

ARTICLE 22.  RESOLUTION OF DISPUTES

1)              All disputes, controversies and claims arising out of or in connection with this Agreement, or the breach, termination or invalidity hereof (a “dispute”), shall be settled through friendly consultation among the Parties.  If the dispute cannot be settled through friendly consultation within sixty (60) days after written notice is first given of the dispute, then it shall be settled by arbitration in accordance with China International Economic and Trade Arbitration Commission’s Arbitration Rules as supplemented by the provisions of this Article 22.

2)              The arbitration shall take place in Beijing before China International Economic and Trade Arbitration Commission.  There shall be three (3) arbitrators.  UT and Datang shall each appoint one (1) arbitrator.  The third arbitrator shall be appointed by the president of China International Economic and Trade Arbitration Commission and shall serve as chairman of the panel.

3)              The arbitration fee shall be borne by the losing Party.

4)              In the course of arbitration, both Parties shall continue to execute the Agreement insofar as is reasonably practical except the part of the Agreement which is under arbitration.  This Article shall survive termination of this Agreement.

ARTICLE 23.  ASSIGNMENT

1)              Neither Party shall, in whole or in part, assign or otherwise transfer this Agreement or any of rights and obligations created thereunder, without the prior written consent of the other Party, which shall not be unreasonably withheld.

ARTICLE 24.  AMENDMENT

1)              No part of this Agreement shall be altered, changed, supplemented or amended except by a written instrument or instruments signed by the duly authorized representatives of UT and Datang.

ARTICLE 25.  GOVERNING LAW

1)              This Agreement shall in all respects be governed by and construed in accordance with the laws of the PRC.

ARTICLE 26.  SEVERABILITY

1)              If any provision of this Agreement shall be determined to be illegal or unenforceable, such provision, to the extent it is illegal or unenforceable, shall be deemed severed from this Agreement, and shall be substituted by a reasonable provision to be mutually agreed upon.

ARTICLE 27.  NOTICE

1)              All notices under this Agreement shall be given by airmail or facsimile (confirming the same by mail), addressed to the Party to be notified at the address specified below:

If to Datang:                             DATANG MOBILE COMMUNICATIONS EQUIPMENT CO., LTD

ADDRESS:                                    Bldg. 41,333 Qingjiang Road, Shanghai, China, 200233

Attention:                                         Mr. Chen Ping

If to UT:                                                   UTStarcom Shenzhen R&D Center

ADDRESS:                                    3/F, Legend Building, High-tech Industrial Park, Nanshan Shenzhen, China, 518057

Attention:                                         Mr. Zeeman Zhang

or to such other address or addresses as the respective Party may designate from time to time.  Such notice shall be considered to have been sufficiently given on the fifth (5th) Business Day following the date of mailing such notice or the next working day following transmission, if by facsimile.

ARTICLE 28.  ENTIRE AGREEMENT

1)              This Agreement contains the entire agreement between both Parties concerning the subject matter hereof and supersedes all previous negotiations, commitments and writings in respect to such subject matter.  No provision of this Agreement may be modified or amended, in whole or in part, except in writing executed by duly authorized representatives of both Parties.

2)              Should there be any conflict between the Articles of this Agreement and the Schedules, the Articles of this Agreement shall supersede the conflicting portions of the Schedules.

ARTICLE 29.  LANGUAGES

1)              This Agreement is written in both English and Chinese.  The English version and the Chinese version shall be equally valid.  In case of discrepancy between the two versions, the Chinese version shall prevail.

ARTICLE 30.  SOLICITATION OF EMPLOYEES

1)              Neither party shall during the Term and for [***] thereafter solicit for employment or hire, directly or indirectly, the other party’s personnel who are directly involved in the conception, reduction to practice, or development of any Technology, or the transfer or receipt of any Technology hereunder, without the express prior written consent of the other party.

TABLE OF ANNEXES

Annex I                                  Overview of Joint Development

Annex II                                 Project Schedule

Annex III                               Background IPR

Annex IV                               [***]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in duplicate in English and Chinese respectively by duly authorized representatives of both Parties as of the dates written below.

Datang Mobile Communications Equipment Co., Ltd	UTStarcom (China) Co., Ltd
By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

Annex I - Overview of Joint Development

[***]

ANNEX II              schedule

[***]

ANNEX III             Background IPR And Background Technology List

[***]

Annex IV – [***]

[***]